Exhibit 99.1

Membership Collective Group Announces Third Quarter 2021 Results

Wednesday November 17, 2021

Membership Collective Group Inc. (“MCG”), (NYSE: MCG) today reported results for its third quarter ending October 3, 2021.

Strong growth across the MCG platform; Houses returning to pre-pandemic levels

o
Total members increased by 16,663 in the quarter to 144,503, driven by continued high retention of members, the resumption of intakes at existing Houses, new Soho House openings and the continued growth across our membership platform.
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Total Revenue increased 57% from the third quarter 2020 to $180m driven by the rebound of In-House Revenue, which increased 122% in the three-month period-on-period, rising to pre-pandemic levels through the quarter.
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Membership Revenue grew by 21% to $51m, accounting for 28.5% of Total Revenue.
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Soho House Member Retention rates remained high at 94% on a rolling twelve-month basis.
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MCG Waitlist continued to increase to 66,800 to support future growth. Number of applications added to waitlist exceeded new member intakes.
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International expansion across new countries with two new Soho House openings in Paris and Tel Aviv in the quarter and Soho House Rome opening in early October, taking the total number of House openings to six in 2021.
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Net loss of $76m and Adjusted EBITDA1 of $9m up $5m from the third quarter 2020.

Nick Jones, CEO of Membership Collective Group, commented:

“We’ve had a really strong quarter and have loved welcoming members back to Soho Houses around the world, to Scorpios Beach Club in Mykonos and The Ned in London.

After a summer packed with live music and events at the Houses, our spaces are lively and buzzing once again as members enjoy reconnecting and spending time together. With international travel continuing to open up, I - along with our members - have enjoyed visiting our newer Houses that have opened in Austin, Tel Aviv, Paris and most recently, Rome.

We’re still seeing a strong demand for our memberships, and with our waitlist currently sitting at 66,800 we have visibility toward and confidence in our future growth. As Covid-19 restrictions eased through the quarter, we resumed new member intakes, growing our total membership base to 144,503. Momentum has also continued to build for our newer memberships, such as Soho Friends, and we opened new

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1 Adjusted EBITDA is a Non-GAAP financial measure. See “Non-GAAP Financial Measures” for an explanation of this measure and reconciliation to the nearest GAAP measure.

Studios for these members in London, Berlin, Mumbai, Hong Kong, and Chicago. At the same time, our digital progress has also continued, with increasing levels of member engagement on our member app.

Looking ahead, we expect 2022 will be another exciting year of growth for MCG. We’re putting a big focus on North America as we anticipate opening new Soho Houses in West Hollywood and Nashville, as well as bringing The Ned and Soho Home Studio to New York. We’re also really looking forward to our expected opening of Scorpios beach club in Tulum, Mexico. This is what MCG is all about – continually increasing the value of our memberships by enhancing the existing access, offerings and experiences for all our members.”

Financial Summary for the Third Quarter 2021:

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Total Revenue increased 57% from the third quarter 2020 to $180m.
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Membership Revenue was $51m, an increase of 21% versus the third quarter 2020 largely due to a Soho House Member Retention rate of 94% on a rolling twelve-month basis and the addition of new members.
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In-House Revenue increased 122% versus the third quarter 2020 to $67m, driven by the strong demand from our members returning to the Houses, as well as the relaxation of Covid-19 restrictions.
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Other Revenue was $62m, a 48% increase from the third quarter 2020 driven by strength of Soho Home and our public restaurants as well as the impact from the Line and Saguaro hotels.
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Membership credits with a sales value of $21m, recorded in the prior period as a liability, were redeemed in this quarter and accordingly were not captured within Total Revenues. Credits for the vast majority of our Houses expired at the end of the third quarter of 2021.
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Operating loss of $(53)m compared to $(16)m in the same three-month period last year, largely due to the impact of non-cash share-based payments, foreign exchange and costs associated with the IPO.
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House-Level Contribution2 was $24m, or 21% of total House Revenue in the third quarter 2021. The decrease in House-Level contribution versus the same three-month period last year is primarily due to a one-off credit of $10.5m we benefited from in the third quarter of 2020 related to Covid-19 lease amendments. Excluding this credit, House-Level contribution would have increased by $8m in the three-month period-on-period.
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Net loss attributable to Membership Collective Group Inc. was $77m, versus $37m in the third quarter 2020 due to the impact of share-based payments, foreign exchange and costs associated with the IPO.
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Adjusted EBITDA2 was $9m or 5% of revenue, compared to $4m in the same period last year, driven by reduced Covid-19 restrictions compared with 2020.

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2 House-Level contribution and Adjusted EBITDA is a Non-GAAP financial measure. See “Non-GAAP Financial Measures” for an explanation of this measure and reconciliation to the nearest GAAP measure.

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Expenses not added back in Adjusted EBITDA include pre-opening expenses of $5m, Non-Cash Rent of $1m and Deferred Registration Fees of $1m.
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Net debt of $326m, a $498m reduction from the end of the second quarter 2021 due to the impact from net IPO proceeds of $388m, repayment of our revolving credit facilities of $98m, and redemption of preferred shares in aggregate of $20m.

Operational Summary for the Third Quarter 2021:

Memberships

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Total Members in the third quarter 2021 grew to 144,503 from 127,840 in the second quarter 2021.
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Soho House Members grew to 117,728 from 111,910 in the second quarter 2021, driven by the continued high retention rates and membership intakes in both new and existing Houses.
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Soho House Frozen Memberships totalled 6,752 at the end of the third quarter 2021, a decrease of over 4,100 since the end of the second quarter 2021. Membership reactivations have occurred across all regions.
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Other Memberships including Soho Friends, Soho Works and SOHOHOME+ increased to 26,775 members, an increase of 10,845 from the end of the second quarter 2021.

Soho House

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Number of Soho Houses increased to 32 with the opening of Soho House Tel Aviv and Soho House Paris.
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Strong momentum of In-House Revenue - the UK region continued to show the strongest recovery, followed by North America and there was an acceleration of In-House demand across all Houses in September. Bedroom occupancy rate was approximately 70% in the quarter and average daily room rate increased by 35% three-month period-on-period reflecting the increased demand from our members to travel.
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Efficiency program continued to progress, notwithstanding inflationary pressures that the industry is facing. We proactively increased hourly wage rates to attract and retain the best labor and as a result, a tight labor market had a limited operational impact in the quarter. We have started to gradually increase prices across our In-House offerings to partially offset the inflationary pressures. Food and beverage cost of sales ratios improved 3% versus the same three-month period pre-pandemic.
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Member app (SH.APP) active users was 93,410 with daily engagement up 18%. Engagement on the House Connect feature gives us confidence in the launch of Soho House Digital Membership in mid 2022. Over 351,800 guests registered via the app, providing a pipeline for Soho Friends Membership.

Other MCG Brands

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Soho Home continued its strong growth with online sales up 116% and average order value up 129% period-on-period. 95% of sales within the quarter were made at full price. We opened Soho.Home.Studio in London, a 6,000 square foot retail space showcasing both our latest Soho Home range.
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Scorpios Beach Club in Mykonos was impacted by incremental Covid-19 restrictions in July, although the Club still operated at or near the reduced capacity levels for the summer season. The neighbouring Soho Roc House in Mykonos also had a 90% occupancy rate in the quarter.

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Soho Friends Membership added over 8,530 members during the quarter to reach 17,898 members. We repurposed existing space into five new Studios for Soho Friends members in Berlin, London, Mumbai, Hong Kong and Chicago.
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Soho Works continued to benefit from the trend towards flexible working, with memberships increasing by 1,371 to 4,497, and office space occupancy increasing to 95%.
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The LINE and Saguaro Hotels and The Ned, for which we receive management fees, delivered a recovery in occupancy rates as well as strong average daily room rates. These rates are above pre-pandemic levels, driven by strong demand for travel as well as rate optimization strategies.
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House Foundations initiatives made strong progress, including the launch of Soho Fellowship - a merit-based program that offers complimentary memberships for creatives facing financial barriers to accessing our spaces. We also announced the winners of our inaugural Soho Chance program, bringing the creative ideas of seven entrepreneurs to life in our Houses and via our platforms. Our Soho Mentorship mentee network also expanded to 423 young people globally.

Current Outlook:

The following forward-looking statement reflects MCG’s expectations as of November 17, 2021:

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While the exact profile of the recovery remains conditional on the progression of Covid-19, our experience from the third quarter gives us confidence about the ongoing recovery of In-House Revenues.
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The strength of our growing waitlist combined with a continually strong number of new applications positions MCG well to grow the membership base.
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Soho House Rome opened in October following the end of the quarter. Our pipeline for site openings in 2022 remains on track, and in the first quarter of 2022 we expect to open Soho Houses in Nashville, West Hollywood and Brighton.

Conference Call and Webcast:

The Membership Collective Group will host a conference call and live webcast to discuss these results and business outlook on November 17, 2021 at 08:30 EST.

To listen to the live conference call, please dial UK +44 (0) 203 059 58 69 or US +1 (760) 294-1674. A live broadcast and accompanying presentation will be available at MCG’s website www.membershipcollectivegroup.com.

A replay of the webcast will be available on the MCG website following the call for up to 90 days.

Non-GAAP Financial Measures

This release contains certain financial measures, including Adjusted EBITDA, House-Level Contribution and Margin, Other Contribution and Margin and certain financial measures presented on a Constant Currency basis that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (‘GAAP’). We refer to these measures as ‘non-GAAP financial measures.’ We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. We consider these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, interest, depreciation, and amortization that we believe are not representative of our core business. We use these non-GAAP financial measures as operating metrics for business planning purposes and in measuring our performance.

The non-GAAP financial measures we use herein are defined by us as follows:

ADJUSTED EBITDA. Adjusted EBITDA is a supplemental measure of our performance. Adjusted EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, net, provision (benefit) for income taxes, adjusted to take account of the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These other items include, but are not limited to, loss (gain) on sale of property and other, net, share of loss (profit) from equity method investments, foreign exchange, share of equity method investments adjusted EBITDA and share-based compensation expense. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses (income) that do not relate to ongoing business performance.

HOUSE-LEVEL CONTRIBUTION AND MARGIN. House-Level Contribution is defined as House Revenues less In-House Operating Expenses, which includes expense items such as food and beverage costs, labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, or general and administrative expenses. House-Level Contribution Margin is defined as House-Level Contribution as a percentage of our House Revenues and is a key determinant of our performance and profitability and our return on the investment we make in each of our Houses. Given that all costs associated with providing our members with the Soho House experience, including the costs associated with maintaining our Houses and providing services to members while in Houses, are included in In-House Operating Expenses, we use House Revenues (inclusive of House Membership Revenues) in calculating House-Level Contribution and House-Level Contribution Margin to assess the overall profitability of our Houses. Accordingly, our management considers House-Level Contribution and House-Level Contribution Margin to be an important management measure to evaluate the performance of each House, and growth in aggregate House-Level Contribution allows us to leverage our general and administrative costs and improve overall profitability.

HOUSE MEMBERSHIP REVENUES. House Membership Revenues are comprised primarily of annual membership fees and one-time registration fees from Soho House members which are amortized over 20 years.

IN-HOUSE REVENUES. In-House Revenues include all revenues realized within our Houses, including food and beverage, accommodation and spa products and treatments.

HOUSE REVENUES. House Revenues is defined as House Membership Revenues plus In-House Revenues, less Non-House Membership Revenues. Our management views House Membership Revenues and In-House Revenues as interrelated and their aggregation as important in tracking House performance. Although there is no minimum spend for any member on In-House offerings, nevertheless in practice most members consume food and beverage, accommodations and other offerings at our Houses. The pricing of our In-House offerings is reflective of the fact that the significant majority of In-House offerings that generate In-House revenues are consumed by members who also pay a membership fee in relation to that House, with pricing of such In-House offerings being identical for both members and non-members.

OTHER CONTRIBUTION AND MARGIN. Other Contribution is defined as Other Revenues plus Non-House Membership Revenues less Other Operating Expenses, which includes expense items not related to the operation of Houses, such as labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, or general and administrative expenses. Other Contribution Margin defined as Other Contribution as a percentage of our Other Revenues and is a key determinant of our performance and profitability and our return on the investment in our non-House business. Our management considers Other Contribution and Contribution Margin to be an important management measure.

CONSTANT CURRENCY. Some of our financial and operational data that we disclose in this release is presented on a ‘constant currency’ basis to isolate the effect of currency changes during the period. Where we refer to a measure being calculated in ‘constant currency,’ we are calculating the dollar change and the percentage change as if the exchange rate that is being used in the current period was in effect for all prior periods presented except where we discuss a comparison of our results comparing fiscal 2021 to fiscal 2020, in which case we calculate constant currency for fiscal 2019, using exchange rates in effect in 2020. We believe that this calculation provides a more meaningful indication of actual year over year performance and eliminates any fluctuations from currency exchange rates.

While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure.

A reconciliation of Net Loss to Adjusted EBITDA is set forth below for the 13-Weeks Ending October 3, 2021 and September 27, 2020:

	13 Weeks Ended		Percent Change
	October 3, 2021 Actuals	September 27, 2020 Actuals	Actuals	Constant Currency(1)
	(Unaudited, dollar amounts in thousands)
Net loss	$(76,221)	$(36,589)	n/m	(95)%
Depreciation and amortization	21,500	15,825	36%	27%
Interest expense, net	20,827	20,680	1%	(6)%
Income tax expense (benefit)	2,868	(158)	n/m	n/m
EBITDA	(31,026)	(242)	n/m	n/m
Loss (gain) on sale of property and other, net	31	(284)	n/m	n/m
Share of (profit) loss of equity method investments	(949)	600	n/m	n/m
Foreign exchange⁽²⁾	14,599	(1,656)	n/m	n/m
Share of equity method investments adjusted EBITDA	1,848	906	n/m	91%
Share-based compensation expense⁽²⁾	15,281	642	n/m	n/m
Membership credits expense⁽³⁾	898	(1,893)	n/m	n/m
COVID-19 related charges⁽⁴⁾	(376)	1,423	n/m	n/m
Corporate financing and restructuring costs⁽⁵⁾	8,514	1,985	n/m	n/m
Abandoned project and site closure costs	—	2,185	(100)%	(100)%
Adjusted EBITDA	$8,820	$3,666	n/m	n/m

1)
See “Non-GAAP Financial Measures” for an explanation of our constant currency results.
2)
See “Comparison of the 13 Weeks Ended October 3, 2021 and September 27, 2020 - Other Expenses” for information regarding the increase in foreign exchange and share-based compensation expense period-on-period.

3)
Beginning on March 14, 2020, due to the COVID-19 pandemic, we issued membership credits to active members of our closed Houses to be redeemed for certain Soho Home products and services. Membership credits were a one-time goodwill gesture, issued as a marketing offer to active members. The expense represents our best estimate of the cost in fulfilling the membership credits.
4)
Represent items of additional expense incurred in order to comply with health and safety protocols while keeping certain Houses open during the pandemic. In 2021, we received a government grant related to business rates in the UK which reduced our COVID related expenses.
5)
Our Corporate financing and restructuring costs vary significantly each year and period presented based on financing and restructuring being undertaken. Such costs do not relate to normal, recurring, cash operating expenses. In the third quarter 2021, these costs consisted of IPO-related costs of $8,514 incurred during this quarter. In the third quarter 2020, we incurred costs of $1,985 related to our internal restructuring initiative to simplify the business in terms of headcount and cost structure.

A Reconciliation of Operating Loss to House-Level Contribution & Other Contribution for the 13 weeks ending October 3, 2021 and September 27, 2020 is set forth below

	13 Weeks Ended
	October 3, 2021	September 27, 2020	Change %	September 27, 2020 Constant Currency(1)	Constant Currency Change %(1)
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating loss	$(53,444)	$(15,751)	n/m	$(16,799)	n/m
General and administrative	24,369	17,336	41%	18,488	32%
Pre-opening expenses	4,672	4,588	2%	4,893	(5)%
Depreciation and amortization	21,500	15,825	36%	16,877	27%
Share-based compensation	15,281	642	n/m	685	n/m
Foreign exchange loss (gain), net	14,599	(1,656)	n/m	(1,766)	n/m
Other	8,863	2,685	n/m	2,863	n/m
Non-House membership revenues	(4,731)	(434)	n/m	(463)	n/m
Other revenues	(61,538)	(41,666)	(48)%	(44,435)	(38)%
Other operating expenses	54,379	45,078	21%	48,074	13%
House-Level Contribution	$23,950	$26,647	(10)%	$28,417	(16)%
Operating loss margin	(30)%	(14)%		(14)%
House-Level Contribution Margin	21%	37%		37%

	13 Weeks Ended
	October 3, 2021	September 27, 2020	Change %	September 27, 2020 Constant Currency(1)	Constant Currency Change %(1)
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating loss	$(53,444)	$(15,751)	n/m	$(16,799)	n/m
General and administrative	24,369	17,336	41%	18,488	32%
Pre-opening expenses	4,672	4,588	2%	4,893	(5)%
Depreciation and amortization	21,500	15,825	36%	16,877	27%
Share-based compensation	15,281	642	n/m	685	n/m
Foreign exchange loss (gain), net	14,599	(1,656)	n/m	(1,766)	n/m
Other	8,863	2,685	n/m	2,863	n/m
House membership revenues	(46,431)	(41,917)	11%	(44,702)	(4)%
In-House revenues	(66,859)	(30,162)	n/m	(32,166)	n/m
In-House operating expenses	89,340	45,432	97%	48,451	84%
Total Other Contribution	$11,890	$(2,978)	n/m	$(3,176)	n/m
Operating loss margin	(30)%	(14)%		(14)%
Other Contribution Margin	18%	(7)%		(7)%

Key Performance and Operating Metrics Evaluated by Management

In assessing the performance of our business, we consider a variety of operating and financial measures. These key measures include:

NUMBER OF SOHO HOUSES. The number of Soho Houses reflects the total number of Soho Houses in operation in any period, irrespective of whether each House is (i) controlled by us, (ii) operated through a non-controlling interest in a joint venture or (iii) operated through a management contract.

We review the number of members from all Houses to assess new member growth, total House Revenues, and House-Level Contribution.

NUMBER OF SOHO HOUSE MEMBERS. Our Soho House membership model is an integral part of our business and has a significant impact on our profitability and financial performance. Typically, members hold an Every House membership or a Local House membership. Member count is the primary driver of Membership Revenues and is also a critical factor in In-House Revenues as members utilize the offerings that are provided within the Houses. Soho House members include all active, frozen and non-paying members.

The extent to which we achieve growth in our membership base, retain existing members and periodically increase our membership fee rates will impact our profitability. We have historically enjoyed strong member loyalty, reflected by very high retention rates. Robust demand for our memberships is also evidenced by considerable wait lists for our Houses.

The year-over-year increase in our total number of Soho House members is driven by a combination of increases in membership at existing Houses and members from new Houses.

NUMBER OF OTHER MEMBERS. Other members include members of Soho Works, Soho Friends and SOHO HOME+ and are key to our growth strategy and enhancing our Soho House member experience. Like Soho House members, other memberships are an integral part of our business and we believe will have a significant impact on our profitability and financial performance in the future.

FROZEN MEMBERS. Frozen Members refers to Soho House members who have elected to suspend their membership payments on a six, nine- or twelve-month basis during which period the member is not able to gain access to a Soho House site as a member, access our membership Apps, or book bedrooms or Cowshed treatments or products on discounted member rates. Frozen Members are not included in Adult Paying Members, but are included in the total number of Soho House members.

MEMBERSHIP REVENUES. Membership Revenues are comprised of House Membership Revenues (as defined below) and Non-House Membership Revenues (as defined below). House Membership Revenues and Non-House Membership Revenue are each comprised primarily of annual membership fees and one-time registration fees which are amortized over 20 years. Membership Revenues are a function of the number of members, membership mix, and membership pricing. For GAAP, we report Membership Revenues only from Houses and sites in which we own a controlling interest. Our membership pricing varies by geographic segment and membership offering and, as such, our mix of House and Soho Works club openings can affect our revenue growth and profitability over time. Prices are generally higher in North America and the rest of the world compared with the UK and Europe. Membership Revenues provide a stable and recurring source of revenues which have few direct costs and, as such, is a reliable and predictable source of cash flow.

HOUSE MEMBERSHIP REVENUES. House Membership Revenues is an important performance indicator and is defined above in the NON-GAAP reconciliation.

IN-HOUSE REVENUES. In-House Revenues refer to all revenues realized within our Houses, and primarily includes revenues from food and beverage, accommodation, and spa products and treatments.

HOUSE REVENUES. House Revenues is an important performance indicator and is defined in “Non-GAAP Financial Measures.”

OTHER REVENUES. Other Revenues are defined as total revenues that are not realized within our Houses, including revenues from Scorpios, Soho Works and our stand-alone restaurants, procurement fees from Soho House Design, Soho Home and Cowshed retail products and other revenues from products and services that we provide outside of our Houses, as well as management fees from the Ned.

NON-HOUSE MEMBERSHIP REVENUES. Non-House Membership Revenues are comprised of Soho Works membership revenue, Soho Friends membership revenue and SOHO HOME+ membership revenue.

ACTIVE APP USERS. Active App Users is defined as unique users who have logged into any of our membership Apps within the last three months.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected financial performance and operational performance for the second quarter of 2021, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including important factors discussed under the caption “Risk Factors” in our report on form 10-Q for the quarter ended July 4, 2021 and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. In addition, we operate in rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this release relate only to events or information as of the date on which the statements are made in this release. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts:

Investors Relations

ir@membershipcollectivegroup.com

Media and Press

press@membershipcollectivegroup.com

About Membership Collective Group:

The Membership Collective Group (MCG) is a global membership platform of physical and digital spaces that connects a vibrant, diverse and global group of members. These members use the MCG platform to work, socialize, connect, create and flourish all over the world. We began with the opening of the first Soho House in 1995 and remain the only company to have scaled a private membership network with a global presence. Members around the world engage with MCG through our global collection of 32 Soho Houses, 9 Soho Works, The Ned in London, Scorpios Beach Club in Mykonos, Soho Home – our interiors and lifestyle retail brand – and our digital channels. The LINE and Saguaro hotels in North America also form part of MCG’s wider portfolio.

For more information, please visit www.membershipcollectivegroup.com.

Source: Membership Collective Group (MCG)